UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

Air Industries Group

(Exact name of registrant as specified in its charter)

Nevada	001-35927	80-0948413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1460 Fifth Avenue, Bay Shore, New York	11706
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (631) 968-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

On July 2, 2026, Air Industries Group (“AIR”) entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) with Tenax Aerospace Acquisition, LLC (“Tenax”) and Transitory Air Sub LLC (“Merger Sub”), which amended and restated the Agreement and Plan of Merger dated February 16, 2026 among AIR, Tenax and Merger Sub, as amended by Amendment No. 1 thereto, dated as of June 8, 2026 (the “Original Merger Agreement”), in its entirety. Pursuant to the A&R Merger Agreement, Merger Sub will merge with and into Tenax, with Tenax continuing as the surviving company in such Merger (the “Merger”) and a wholly-owned subsidiary of AIR. Certain capitalized terms used and not defined herein have the meanings ascribed thereto in the A&R Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the A&R Merger Agreement, AIR will issue 126,900,000 shares of AIR Common Stock (25,380,000 shares after giving effect to the 1 for 5 Reverse Stock Split described herein) (the “Merger Consideration”) to the holders of the membership interests of Tenax (“Tenax Members”) in connection with the Merger. A portion of the Merger Consideration allocated in respect of membership interests of Tenax underlying certain Tenax warrants that remain unexercised as of the Closing, if any, will be reserved by AIR for future issuance upon the exercise of such warrants. The A&R Merger Agreement further provides that the Debt Adjusted AIR Share Price, as defined therein, shall be $3.05 ($15.25 after giving effect to the 1 for 5 Reverse Stock Split described herein). Each of the Merger Consideration and the Debt Adjusted AIR Share Price is subject to appropriate and equitable adjustment in the event of any subdivision, stock dividend or stock split, combination, recapitalization, exchange or reclassification of AIR Common Stock prior to the Closing (including the 1 for 5 Reverse Stock Split described herein). Following the Closing, the Tenax Members will collectively own approximately 96% of outstanding AIR Common Stock, and the stockholders of AIR as of immediately prior to the Closing will collectively own approximately 4% of outstanding AIR Common Stock.

The A&R Merger Agreement also requires that subsequent to the filing and effectiveness of the AIR Charter Amendment described below, AIR shall cause a certificate of change to be filed with the Secretary of State of the State of Nevada effecting a reverse stock split of the issued and outstanding shares of AIR Common Stock at a ratio of one post-split share of AIR Common Stock for every five pre-split shares of AIR Common Stock while simultaneously reducing the number of authorized shares of AIR Common Stock under the articles of incorporation of AIR (after giving effect to the AIR Charter Amendment) by a corresponding factor, with any fractional share of AIR Common Stock otherwise resulting from the split rounded up to the nearest whole share (the “1 for 5 Reverse Stock Split”).

The A&R Merger Agreement eliminates the post-Closing tender offer contemplated by the Original Merger Agreement, under which AIR would have been required, within five Business Days following the Closing, to commence a tender offer to purchase up to 1,000,000 shares of AIR Common Stock at a purchase price equal to the Debt Adjusted AIR Share Price if the volume weighted average price of AIR Common Stock during the 20 Trading Days preceding the Closing was less than the Debt Adjusted AIR Share Price.

The A&R Merger Agreement further requires that, promptly following the date of the A&R Merger Agreement, AIR file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which will register the shares of AIR Common Stock to be issued to the Tenax Members pursuant to the A&R Merger Agreement, and will include a Proxy Statement/Prospectus relating to the Merger, and the matters to be voted on by the AIR stockholders. Each of AIR and Tenax shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as promptly as practicable and to keep the Registration Statement effective for so long as necessary to consummate the Merger.

Tenax has agreed that at the Closing, Tenax or one of its Affiliates will pay or cause to be paid the indebtedness of AIR due to Webster Bank and Michael and Robert Taglich, directors of AIR, in satisfaction of certain subordinated notes.

The A&R Merger Agreement contains customary representations and warranties of the parties, in each case generally subject to customary materiality and other qualifiers, and customary pre-Closing covenants of the parties, including covenants requiring both AIR and Tenax to use reasonable best efforts to (a) conduct their respective businesses in all material respects in the ordinary course consistent with past practice and refrain from taking certain types of actions without the other party’s consent (not to be unreasonably withheld, delayed or conditioned), subject to certain exceptions, and (b) obtain all required regulatory approvals and clearances and consummate the Transactions, subject to certain exceptions and limitations.

Under the A&R Merger Agreement, each of AIR and Tenax is subject to customary “no-shop” provisions that restrict AIR and Tenax’s ability to solicit competing proposals from third parties, and/or to provide information to third parties and to engage in discussions with third parties, in each case, in connection with competing proposals, subject to certain exceptions. However, under certain circumstances and in compliance with certain obligations set forth in the A&R Merger Agreement, AIR is permitted to provide non-public information and engage in discussions and negotiations with respect to competing proposals that constitute, or are reasonably likely to lead to, a Superior Proposal. Prior to receipt of the AIR Stockholder Approvals, the AIR Board may, in certain limited circumstances, withdraw or modify its recommendation that the AIR Stockholders approve the AIR Charter Amendment (as defined below) or the AIR Stock Issuance (as defined below) or adopt or recommend any Superior Proposal (a “Change in the AIR Recommendation”), subject to complying with notice and other specified conditions, including giving Tenax the opportunity to propose revisions to the terms of the transactions contemplated by the A&R Merger Agreement during a match right period. Notwithstanding a Change in the AIR Recommendation by the Board, unless Tenax terminates the A&R Merger Agreement, AIR is still required to convene the meeting of its stockholders to approve the AIR Charter Amendment and the AIR Stock Issuance.

The Closing is subject to certain specified conditions, including, among other things: (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act (which has occurred, as described below), (b) the receipt of certain antitrust and government agency approvals and clearances and (c) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and there not having occurred with respect to AIR or Tenax’s business a material adverse effect, subject to certain customary exceptions. The Closing is not conditioned upon AIR or Tenax’s ability to obtain financing for the Transactions. AIR and Tenax filed their respective notification and report forms under the Hart-Scott-Rodino Act, and the applicable waiting period under the Hart-Scott-Rodino Act expired on June 15, 2026.

In addition, the Closing will be subject to approval by the AIR Stockholders of (a) a proposal to amend AIR’s Articles of Incorporation (the “AIR Charter Amendment”) to (i) increase the number of authorized shares of AIR Common Stock from 20 million to 200 million and (ii) authorize stockholder action by written consent in lieu of a stockholder meeting at any time while Majority Ownership (as defined in the AIR Charter Amendment) exists and (b) a proposal, in compliance with Section 713(b) of the NYSE American Company Guide, to approve the issuance of the shares of AIR Common Stock constituting the Merger Consideration to the Tenax Members, resulting in a change in control of AIR (the “AIR Stock Issuance”). As the A&R Merger Agreement requires that the 1 for 5 Reverse Stock Split be effectuated after the filing of the AIR Charter Amendment, unless the parties agree otherwise, the number of authorized shares of AIR Common Stock immediately after the Closing will be 40,000,000, reflecting the proportionate reduction of the 200,000,000 authorized shares of AIR Common Stock (after giving effect to the AIR Charter Amendment) by the 1 for 5 Reverse Stock Split.

The Board of Directors of AIR has adopted the A&R Merger Agreement and approved the Transaction Documents and the Transactions, and resolved to recommend that the AIR Stockholders vote in favor of approving the AIR Charter Amendment and the AIR Stock Issuance.

The A&R Merger Agreement contains customary termination rights for the benefit of AIR and Tenax, including (a) if the other party breaches its representations, warranties or covenants under the Merger Agreement to a degree that would cause the failure of the closing conditions (subject to a cure right), (b) if the Closing does not occur on or before September 30, 2026, (c) if a governmental authority has enacted, issued, promulgated, enforced or entered any law, whether temporary, preliminary or permanent, which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise preventing the consummation of the Transactions, (d) if the AIR Stockholders fail to approve the AIR Charter Amendment or the AIR Stock Issuance or (e) if AIR and Tenax mutually consent to termination in writing.

The A&R Merger Agreement also contains customary termination rights (a) for Tenax, if AIR makes a Change in the AIR Recommendation and (b) for AIR, (i) if Tenax fails to close the Merger within a specified period after all closing conditions have been satisfied or AIR’s delivery of a written notice to Tenax that all of Tenax’s closing conditions have been satisfied or waived or that AIR is willing to waive any unsatisfied conditions or (ii) to accept a Superior Proposal.

If the A&R Merger Agreement is terminated under certain other specified circumstances, AIR or Tenax will be required to pay a termination fee. AIR will be required to pay Tenax a termination fee of $1,250,000 if AIR terminates the A&R Merger Agreement to accept a Superior Proposal or Tenax terminates the A&R Merger Agreement because the AIR Board has made a Change in the AIR Recommendation. Tenax will be required to pay AIR a termination fee of $1,250,000 under specified circumstances, including if AIR terminates the A&R Merger Agreement as a result of Tenax’s material breach of the A&R Merger Agreement or Tenax’s failure to close the Merger within a specified period after all closing conditions have been satisfied or AIR’s delivery of a written notice to Tenax that all of Tenax’s closing conditions have been satisfied or waived or that AIR is willing to waive any unsatisfied conditions. In the event that either AIR or Tenax terminates the A&R Merger Agreement following a meeting of the AIR Stockholders at which the AIR Stockholders fail to approve the AIR Charter Amendment and the AIR Stock Issuance, AIR shall reimburse Tenax for Tenax’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the execution of the A&R Merger Agreement and the consummation of the Merger, up to $500,000.

Support Agreements

In connection with the execution of the Original Merger Agreement, on February 16, 2026, certain stockholders of AIR (the “Supporting Stockholders”) entered into an AIR Stockholder Support Agreement with Tenax, pursuant to which the Supporting Stockholders agreed, among other things, to vote their shares of AIR Common Stock in favor of the AIR Charter Amendment and the AIR Stock Issuance and against any competing proposal. The AIR Stockholder Support Agreement, which by its terms applies to the Merger Agreement as amended from time to time, remains in full force and effect and was not amended in connection with the A&R Merger Agreement.

In connection with the execution of the A&R Merger Agreement, on July 2, 2026, Tenax Members holding a majority in voting power of the outstanding membership interests of Tenax (the “Consenting Members”) entered into an Amended and Restated Tenax Member Support Agreement with AIR and Tenax, pursuant to which the Consenting Members agreed, among other things, to consent to the Merger and the terms and provisions of the Transaction Documents and not to transfer their Tenax units prior to the applicable expiration date.

Redemption Rights Agreement

Prior to the Closing, AIR will declare and issue as a dividend to AIR Stockholders as of the Business Day immediately prior to the Closing Date a right to cause AIR to redeem shares of AIR Common Stock that such AIR Stockholders then own and continue to own on the first anniversary of the Closing. Such redemption rights will entitle the holders thereof to require AIR to purchase all or a portion of such AIR Stockholder’s shares of AIR Common Stock for a redemption price, payable in cash, equal to 107.3% of the Debt Adjusted AIR Share Price, if the volume weighted average price of AIR Common Stock during the 20 Trading Days preceding the first anniversary of the Closing is lower than 107.3% of the Debt Adjusted AIR Share Price. Such redemption rights will not be transferable.

Lock-Up Agreements and Registration Rights Agreement

In connection with the execution of the Original Merger Agreement, on February 16, 2026, AIR and Thomas Foley, Chief Executive Officer, Chairman and a director of Tenax, and Taran Bakker, a director of Tenax, entered into Lock-Up Agreements restricting transfers of AIR Common Stock held directly or indirectly by Mr. Foley and Mr. Bakker for 180 days after the Closing.

In addition, prior to the Closing, AIR and the Tenax Members will enter into a Registration Rights Agreement granting (i) Mr. Foley and Mr. Bakker and certain of their respective affiliates customary demand rights and (ii) the Tenax Members piggyback registration rights, in each case for the resale of the shares of AIR Common Stock held by the Tenax Members.

Disclaimer

The foregoing descriptions of the A&R Merger Agreement, the AIR Stockholder Support Agreement, the Tenax Member Support Agreement, the Redemption Rights Agreement, the Lock-Up Agreements and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in each case in its entirety by reference to, the full text of the A&R Merger Agreement and the Transaction Documents that are exhibits thereto, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The A&R Merger Agreement and the Transaction Documents that are exhibits thereto and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Transactions. They are not intended to provide any other factual information about AIR or Tenax. The representations, warranties and covenants contained in each of the Transaction Documents were and will be made only for purposes of that agreement and as of the dates specified therein, were and will be made solely for the benefit of the parties to such Transaction Documents and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the Transaction Documents and should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of AIR, Merger Sub and Tenax. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each of the Transaction Documents. Further, investors should read the Transaction Documents not in isolation, but only in conjunction with the other information that AIR includes in reports, statements and other filings it makes with the SEC.

Item 7.01 – Regulation FD Disclosure

On July 9, 2026, AIR issued a press release in connection with the announcement of the execution of the A&R Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, by and among Air Industries Group, a Nevada corporation (“AIR”), Tenax Aerospace Acquisition, LLC, a Delaware limited liability company, and Transitory Air Sub LLC, a Delaware limited liability company and wholly owned Subsidiary of AIR.

99.1	Press Release of Air Industries Group dated July 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

No Offer or Solicitation

This report is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or an invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may reflect AIR’s expectations, beliefs, hopes, intentions or strategies regarding, among other things, the Transactions between AIR and Tenax, the expected timetable for completing the Transactions, the benefits and synergies of the Transactions and future opportunities for the combined company, as well as other statements that are other than historical fact, including, without limitation, statements concerning future financial performance, future debt and financing levels, investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance. Words such as “anticipate(s)”, “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations, projections, estimates, assumptions and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. AIR can give no assurance that its expectations will be attained. AIR’s actual results, liquidity and financial condition may differ from the anticipated results, liquidity and financial condition indicated in these forward-looking statements. AIR cautions readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause AIR’s actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, but without limitation:

●	the parties’ ability to consummate the Transactions and to meet expectations regarding the timing and completion thereof;

●	the satisfaction or waiver of the conditions to the completion of the Transactions, including the receipt of all required regulatory approvals or clearances in a timely manner and on terms acceptable to AIR;

●	the risk that the parties may be unable to achieve the expected strategic, financial and other benefits of the Transactions within the expected time-frames or at all;

●	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

●	the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the Transactions;

●	the risk that AIR will not obtain the required AIR Stockholder Approvals; and

●	general economic and market conditions.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of AIR’s most recently filed Annual Report on Form 10-K, and as may be identified in AIR’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except to the extent required by law, AIR expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AIR’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR INDUSTRIES GROUP

Date: July 9, 2026	By:	/s/ Scott Glassman
Scott Glassman
Acting Chief Executive Officer And President